UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

Albertsons Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-205546	47-4376911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd., Boise, Idaho	83706
(Address of principal executive offices)	(Zip Code)

(208) 395-6200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Vivek Sankaran, President, Chief Executive Officer and Director

On March 29, 2019, Albertsons Companies, Inc. (the “Company”) announced that Vivek Sankaran, age 56, will become the President and Chief Executive Officer of the Company, effective April 25, 2019 (the “Commencement Date”). James L. Donald, the Company’s current President and Chief Executive Officer, and Leonard Laufer, a current director of the Company, will become Co-Chairmen of the Board of Directors of the Company (the “Board”) upon Mr. Sankaran joining the Company on the Commencement Date. In addition, the Board has agreed to nominate Mr. Sankaran to serve as a member of the Board effective as of the Commencement Date.

There is no arrangement or understanding with any person pursuant to which Mr. Sankaran is being appointed President, Chief Executive Officer and director. There are no family relationships between Mr. Sankaran and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Sankaran previously served from January 2019 to March 2019 as Chief Executive Officer of PepsiCo Foods North America, which includes Frito-Lay North America (“Frito-Lay”). There he led PepsiCo, Inc.’s (“PepsiCo”) snack and convenient foods business. Prior to that, Mr. Sankaran served as President and Chief Operating Officer of Frito-Lay from April 2016 to December 2018; Chief Operating Officer of Frito-Lay from February 2016 to April 2016; Chief Commercial Officer, North America of PepsiCo from 2014 to February 2016, where he led the company’s cross-divisional performance across its North American customers; Chief Customer Officer of Frito-Lay from 2012 to 2014; Senior Vice President and General Manager of Frito-Lay’s South business unit from 2011 to 2012; and Senior Vice President, Corporate Strategy and Development of PepsiCo from 2009 to 2010. Before joining PepsiCo in 2009, Mr. Sankaran was a partner at McKinsey and Company, where he served various Fortune 100 companies, bringing a strong focus on strategy and operations. Mr. Sankaran co-led the firm’s North American purchasing and supply management practice and was on the leadership team of the North American retail practice. Mr. Sankaran has an MBA from the University of Michigan, a master’s degree in manufacturing from the Georgia Institute of Technology and a bachelor’s degree in mechanical engineering from the Indian Institute of Technology in Chennai.

Mr. Sankaran’s employment agreement with the Company (the “Employment Agreement”) provides for an initial term that will expire on the third anniversary of the Commencement Date, and thereafter automatically renew for additional one-year periods unless either party provides written notice at least one-hundred twenty days prior to the end of the then-current term.

Pursuant to the Employment Agreement, on the Commencement Date, Mr. Sankaran will become entitled to receive:

•	an annual base salary of $1,500,000;

•	an annual performance bonus targeted at 150% of his base salary; and

•

a sign-on retention award of $10,000,000, payable in three installments as follows: (i) 50% on the Commencement Date; (ii) 25% on the one-year anniversary of the Commencement Date; and (iii) 25% on the two-year anniversary of the Commencement Date, subject to his continued employment with the Company on each such date.

Further, in connection with his appointment, on the Commencement Date, Mr. Sankaran will be granted profits interests (“Units”) in each of Albertsons Investor Holdings LLC and KIM ACI, LLC, the owners of the common stock of the Company. 50% of the Units will vest in installments on each of the first, second, third, fourth and fifth anniversary of the Commencement Date, and 50% of the Units will vest in installments at the end of each of the Company’s 2019, 2020, 2021, 2022 and 2023 fiscal years based on the Company’s attainment of performance criteria for each such fiscal year, in each case subject to Mr. Sankaran’s continued employment with the Company. The Units are subject to accelerated vesting upon a termination of employment as set forth in the respective grant agreements.

If Mr. Sankaran’s employment terminates due to his death or he is terminated due to disability, subject to his (or his legal representative’s, as appropriate) execution of a release, he or his legal representative, as appropriate, would be entitled to receive:

•	the earned but unpaid portion of any bonus earned in respect of any completed performance period prior to the date of termination;

•	a lump sum payment in an amount equal to 25% of his base salary;

•

a bonus for the fiscal year of termination based on actual performance metrics for the fiscal year of the Company in which the termination date occurs, but pro-rated based on the number of days of service during the applicable fiscal year through the termination date;

•	payment of the unvested or unpaid portions of the sign-on retention award; and

•	reimbursement of the cost of continuation coverage of group health coverage for a period of 18 months.

If Mr. Sankaran’s employment is terminated by the Company without Cause or by Mr. Sankaran for Good Reason (as such terms are defined in the Employment Agreement), subject to his execution of a release, Mr. Sankaran would be entitled to a receive:

•	the earned but unpaid portion of any bonus earned in respect of any completed performance period prior to the date of termination;

•	a lump sum payment in an amount equal to 200% of the sum of his base salary plus target bonus;

•

a bonus for the fiscal year of termination based on actual performance metrics for the fiscal year of the Company in which the termination date occurs, but pro-rated based on the number of days of service during the applicable fiscal year through the termination date;

•	payment of the unvested or unpaid portions of the sign-on retention award; and

•	reimbursement of the cost of continuation coverage of group health coverage for a period of 18 months;

If Mr. Sankaran’s employment terminates due to the Company giving Mr. Sankaran written notice of its election not to renew the term, subject to his execution of a release, Mr. Sankaran would be entitled to a receive:

•	the earned but unpaid portion of any bonus earned in respect of any completed performance period prior to the date of termination;

•	a lump sum payment in an amount equal to 200% of the sum of his base salary plus target bonus; and

•	reimbursement of the cost of continuation coverage of group health coverage for a period of 18 months.

The foregoing summary of the Employment Agreement is qualified in its entirety by the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

James L. Donald, Co-Chairman of the Board

The Board has appointed Mr. Donald to serve as a member of the Board in the position of Co-Chairman of the Board, effective as of the Commencement Date. Mr. Donald continues in his role pursuant to his existing employment agreement with the Company. There are no arrangements or understandings between Mr. Donald and any other person pursuant to which Mr. Donald is being appointed Co-Chairman. Mr. Donald is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Leonard Laufer, Co-Chairman of the Board

The Board has appointed Leonard Laufer, currently a member of the Board, to the position of Co-Chairman of the Board, effective as of the Commencement Date.

Robert G. Miller, Chairman Emeritus of the Board

The Company has entered into a chairman emeritus agreement (the “Emeritus Agreement”) with Robert G. Miller, pursuant to which Mr. Miller will transition from his current role as Chairman of the Board to Chairman Emeritus, effective as of the Commencement Date.

Pursuant to the Emeritus Agreement, on the Commencement Date, Mr. Miller will be entitled to receive a quarterly fee of $300,000 per fiscal quarter until the earlier of the end of the Company’s 2019 fiscal year or the date Mr. Miller no longer serves as a member of the Company’s Board. Following the Company’s 2019 fiscal year, so long as Mr. Miller continues to serve on the Board, Mr. Miller will be entitled to receive director’s fees to the same extent, and on the same basis, as the director’s fees paid to directors appointed by the Company’s institutional investors. If Mr. Miller’s Board service terminates prior to end of the Company’s 2019 fiscal year, Mr. Miller will receive a cash lump sum in an amount equal to the quarterly fees that he would have received through the end of the Company’s 2019 fiscal year.

The foregoing summary of the Emeritus Agreement is qualified in its entirety by the Emeritus Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01. Other Events.

On March 29, 2019, the Company issued a press release announcing the foregoing management changes, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of March 25, 2019, by and between Albertsons Companies, Inc. and Vivek Sankaran

10.2	Emeritus Agreement, dated as of March 25, 2019, by and between Albertsons Companies, Inc. and Robert G. Miller

99.1	Press Release dated March 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.

Dated: March 29, 2019
	By:	/s/ Robert A. Gordon
Robert A. Gordon
Executive Vice President, General Counsel and Secretary